UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 21, 2016
Date of Report (Date of earliest event reported)

NOVUS ROBOTICS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-140396	20-3061959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7669 Kimbal Street Mississauga, Ontario Canada	L5S 1A7
(Address of principal executive offices)	(Zip Code)

(905) 672-7669
Registrant's telephone number, including area code

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07 Submission of Matters to a Vote of Security Holders

Reverse Stock Split

On October 26, 2015, the Board of Directors and the majority shareholders of Novus Robotics, Inc., a Nevada corporation (the "Company"), approved a reverse stock slit of one for three hundred reverse stock split (1:300) of the Company's total issued and outstanding shares of common stock (the "Reverse Stock Split"). Pursuant to the Company's Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the Company's outstanding votes is required to effect the Reverse Stock Split. The Company's articles of incorporation do not authorize cumulative voting. As of the record date of October 26, 2015, the Company had 111,370,000 voting shares of common stock issued and outstanding. The consenting stockholders of the shares of common stock are entitled to 65,564,000 votes, which represented approximately 58.54% of the voting rights associated with the Company's shares of common stock. The consenting stockholders voted in favor of the Reverse Stock Split described herein in a unanimous written consent dated October 26, 2015.

The Board of Directors had previously considered factors regarding their approval of the Reverse Stock Split including, but not limited to: (i) the current volume of trading and trading price of the Company's shares of common stock on the OTCQB Market and potential to increase the marketability and liquidity of the Company's common stock based on structuring of potential business operations and acquisition; and (ii) limitation of marketability of the Company's common stock among brokerage firms and institutional investors based upon current per-share price. The Board of Directors of the Company approved the Reverse Stock Split and recommended the majority shareholders of the Company review and approve the Reverse Stock Split.

The Reverse Stock Split was effected on January 21, 2016 based upon the filing of appropriate documentation with FINRA. The Reverse Stock Split decreased the Company's total issued and outstanding shares of common stock from approximately 111,370,000 shares to 371,233 shares of common stock. The common stock will continue to be $0.001 par value. The trading symbol of the Company will have a "D" placed on the ticker symbol for twenty business days from the effective date of the Reverse Stock Split. After twenty business days has passed, the Company's trading symbol will continue to be "NRBT".

Information Statement on Form 14C

On December 16, 2015, the Company filed an Information Statement on Form 14(c) with the Securities and Exchange Commission, which was furnished to all holders of our common stock as of October 26, 2015, in connection with the action taken by written consent of holders of a majority of the outstanding voting power of the Company to authorize the Reverse Stock Split. The names of the shareholders of record who held in the aggregate a majority of the Company's total issued and outstanding common stock and who signed the written consent of stockholders were: (i) Bernardino Paolucci holding of record 51,404,000 shares of common stock (45.83%); and (ii) Drasko Karanovic holding of record 14,160,000 shares of common stock (12.71%).

These actions were approved by written consent on October 26, 2015 by our Board of Directors and a majority of holders of our voting capital stock, in accordance with Nevada Revised Statutes. Our directors and majority of the shareholders of our outstanding capital stock, as of the record date of October 26, 2015, have approved the Reverse Split as determined were in the best interests of our Company and shareholders.

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SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVUS ROBOTICS INC.

Date: January 25, 2016	By:	/s/ Berardino Paolucci
	Name:	Berardino Paolucci
	Title:	President/Chief Executive Officer

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